UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 20, 2015

XFIT BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55372	47-1858485
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

25731 Commercentre Drive, Lake Forest, CA	92630
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 916-9680

18 Goodyear, Suite 125, Irvine, CA 92618

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 20, 2015, we drew an additional $500,000 under our delayed draw note facility with Pacific Investment Management Company (the “PIMCO Fund”) bringing the total amount outstanding under this facility (including accrued interest) to $2,620,098.37. In connection with this draw-down, a replacement note to reflect the increase was issued collectively by XFit Brands, Inc., Throwdown Industries Holdings, LLC, Throwdown Industries, LLC and Throwdown Industries, Inc. (collectively, the “Obligor”). The note bears interest at 14% per annum, has a maturity date of June 12, 2017 and is secured by all of Obligor’s assets. In consideration of the additional $500,000 draw-down described above, we issued 10,000 shares of our common stock to the PIMCO Fund as a loan fee. We did not receive any proceeds from this common stock issuance.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 2.03 is incorporated herein by reference. We relied on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended, and/or Rule 506 of Regulation D promulgated thereunder for the issuance of the replacement note and the 10,000 shares of common stock referred to under Item 2.03 above.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit Number	Description

4.1	14.00% Senior Secured Fixed Rate Note in the amount of $2,620,098.37 due June 12, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XFIT BRANDS, INC.

(Registrant)

Date: October 20, 2015	By:	/s/ David E. Vautrin
David E. Vautrin
Chief Executive Officer

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